Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-95431, No. 333-33938, No. 333-43196, No. 333-44128 and No. 333-58916) and on Form S-8 (No. 333-76324, No. 333-09135, No. 333-57141, 333-40940, No. 333-65084 and No. 333-106280) of NMS Communications Corporation of our report dated March 16, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 16, 2006